Exhibit 99.1

February 26, 2020	Analyst Contact:	Brandon Lohse 918-947-7472
	Media Contact:	Leah Harper 918-947-7123

ONE Gas to Participate in Morgan Stanley Global Energy and Power Conference

TULSA, Okla. - Feb. 26, 2020 - ONE Gas, Inc. (NYSE: OGS) today announced it will participate in the Morgan Stanley Global Energy and Power Conference on Monday, March 2, 2020, in New York City.
Pierce H. Norton II, president and chief executive officer, Caron Lawhorn, senior vice president and chief financial officer, Curtis Dinan, senior vice president, commercial, and Sid McAnnally, senior vice president, operations, will be conducting a series of meetings with members of the investment community.
The materials utilized at the conference will be accessible on the ONE Gas website, www.onegas.com/investors on Monday, March 2, 2020, beginning at 7 a.m. Eastern Standard Time (6 a.m. Central Standard Time).

ONE Gas, Inc. (NYSE: OGS) is a 100-percent regulated natural gas utility, and trades on the New York Stock Exchange under the symbol "OGS." ONE Gas is included in the S&P MidCap 400 Index and is one of the largest natural gas utilities in the United States.

ONE Gas, headquartered in Tulsa, Oklahoma, provides natural gas distribution services to more than 2 million customers in Kansas, Oklahoma, and Texas. Its divisions include Kansas Gas Service, the largest natural gas distributor in Kansas; Oklahoma Natural Gas, the largest in Oklahoma; and Texas Gas Service, the third largest in Texas, in terms of customers.

For more information, visit the website at www.onegas.com.

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